Exhibit 99.1

March 18, 2016 Dear Shareholder: The Company, which was originally structured as a finite-life investment program, continues in the asset disposition phase of its lifecycle. Completion of this phase is a necessary step in winding up the operations of the Company and making a final liquidating distribution to shareholders. During December 2015, the Company entered into contracts to sell its Royal Island and Las Colinas Commons properties. The sale of Las Colinas Commons was completed in February 2016. The Royal Island sale is pending approval of the Bahamian government, but is currently expected to be completed during the second quarter of 2016. During 2015, the Company marketed for sale its Northborough Tower property in Houston. The Company did not receive any offers greater than Northborough Tower’s mortgage loan balance. This non-recourse mortgage loan matured in January 2016. The Company is working with the lender to transfer the property through a foreclosure or deed-in-lieu of foreclosure during the second quarter of 2016. In 2015, the Company’s partner in the Central Europe Joint Venture disposed of three individual properties within the joint venture and is marketing for sale the joint venture’s remaining 18 locations. The Company is continuing to evaluate options for disposing of its other remaining investments–Northpoint Central, Frisco Square, Ablon at Frisco Square, Chase Park Plaza and The Lodge & Spa at Cordillera. The Company is in the late stages of the asset disposition phase of its lifecycle with few assets (in several asset classes) remaining to be sold. The Company’s board of directors elected not to establish a new estimated share value (ESV) in 2015 since a new ESV could inadvertently serve as a cap on values that buyers might pay. The board also considered that a valuation analysis of the Company’s assets would be performed and disclosed in connection with seeking shareholder approval of a liquidation plan or other exit strategy. The most recent ESV was $3.58 established in November 2014. The ESV was based on the estimated value of the assets less the estimated value of liabilities as of September 30, 2014. That ESV did not take into account property selling costs, liquidation costs, or the challenging market conditions that have occurred since those assets were valued.* Given these factors, management currently estimates that the amount of any final liquidating distribution will be less than $3.58 per share. The board of directors is focused on an orderly disposition of the Company’s remaining investments or other appropriate exit strategy in the best interests of shareholders. However, the board can make no assurances as when this process will be completed. Economic or market conditions may cause the Company to hold its investments for a longer period of time or sell an investment at a lower than anticipated price. Sincerely, Thomas P. Kennedy President *A full description of the methodologies used to determine the ESV is included in Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities-Market Information” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. FORWARD-LOOKING STATEMENTS This document contains forward-looking statements, including discussion and analysis of the financial condition of the Company and its subsidiaries and other matters. These forward-looking statements are not historical facts but are the intents, beliefs or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this document. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. IMPORTANT RISK FACTORS TO CONSIDER Factors that could cause actual results to differ materially from any forward-looking statements made in the document include, but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our ability to retain our executive officers and other key personnel of our Advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our Advisor and its affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; impairment charges; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.